Exhibit 32
Chief Executive Officer and Chief Financial Officer Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Each of the undersigned, acting in his capacity as the Chief Executive Officer or Chief Financial Officer of CenturyLink, Inc. ("CenturyLink"), certifies that, to his knowledge, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 of CenturyLink fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of CenturyLink as of the dates and for the periods covered by such report.
A signed original of this statement has been provided to CenturyLink and will be retained by CenturyLink and furnished to the Securities and Exchange Commission or its staff upon request.

Dated:	May 5, 2016
	/s/ GLEN F. POST, III	/s/ R. STEWART EWING, JR.
	Glen F. Post, III	R. Stewart Ewing, Jr.
	Chief Executive Officer and President	Executive Vice President, Chief Financial Officer and Assistant Secretary